Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of Avid Technology, Inc. of our report dated February 2, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2000